UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  July 6, 2015

RESONANT INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36467	45-4320930
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

110 Castilian Drive, Suite 100
Santa Barbra, California	93117
(Address of Principal Executive Offices)	(Zip Code)

(805) 308-9803

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                              Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2015, our board of directors increased the size of the board from five to six directors, and appointed Thomas Joseph (age 65) as a director to fill the vacancy created upon the expansion in the size of the board.  It is expected that Mr. Joseph will be appointed to the board’s nominating and corporate governance committee.

Dr. Joseph brings deep expertise in the RF, compound semiconductor, cellular, fiber optics and surface acoustic wave (SAW) industries.  Dr. Joseph worked at RFMD (now Qorvo) from 2000 until his retirement in 2013.  His most recent position at RFMD was Senior Manager Technical Projects for the Cellular Products Group leading cross-functional teams that developed high volume, front end component solutions for cellular handsets. He began his career at Hughes Aircraft Company.  He then joined TRW Space and Defense (Now Northrop Grumman) where he established, grew and oversaw the Foundry products business to make available GaAs process technology to outside commercial and defense customers.  Dr. Joseph earned his B.S. in Applied Physics from the California Institute of Technology, Pasadena.  He earned his PhD and MSEE in Electrical Engineering from the University of Southern California. Dr. Joseph wrote his dissertation on the design, fabrication, testing and performance modeling of SAW resonators, performing much of the seminal work on these devices.  He has authored or co-authored more than 50 technical publications, and symposium presentations on Surface Acoustic Wave Devices, GaAs circuits and processes, Integrated and Fiber Optics and Acousto-optics.  Dr. Joseph is a member of the Institute of Electrical and Electronics Engineers (IEEE).

In accordance with our non-employee director compensation policy, for Mr. Joseph’s service on the board, he will receive the following compensation:

•                  Annual Retainer — an annual retainer of $50,000 in cash, payable quarterly;

•                  Initial Equity Award — 24,000 restricted stock units to be granted on the date of the first meeting of our board of directors or compensation committee occurring after the date of Mr. Joseph’s appointment, which award will vest as to one-half of the shares on each of the first and second anniversary of the commencement of his service as a non-employee director, subject to continued service as a director through the applicable vesting date; and

•                  Annual Equity Award — on the date of each annual meeting of our stockholders, if serving as a non-employee director for at least the preceding six months, Mr. Joseph will be granted restricted stock units with a grant date fair value equal to $50,000, which award will vest as to one-half of the shares on each of the first annual meeting of stockholders and second annual meeting of stockholders following the grant, subject to continued service as a director through the applicable vesting date.

Prior to his appointment as a member of our board of directors, Mr. Joseph did not have any material relationship with us and no such relationship is currently proposed.  Mr. Joseph does not have any family relationships with any of our other directors or executive officers.  There are no understandings or arrangements between Mr. Joseph and any other person pursuant to which Mr. Joseph was selected as a director.

A press release announcing Mr. Joseph’s appointment to the board was issued by us on July 8, 2015, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

99.1                        Press release dated July 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2015	Resonant Inc.

	By:	/s/ Daniel Christopher
Daniel Christopher
Vice President of Legal Affairs and
Secretary

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release dated July 8, 2015.